MOORE & ASSOCIATES, CHARTERED

      ACCOUNTANTS AND ADVISORS

        PCAOB REGISTERED

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10-K of Town & Country Appraisal Service, Inc. of our report dated April 2, 2009 on our audit of the financial statements of Town & Country Appraisal Service, Inc. as of December 31, 2008, and the related statements of operations, stockholders’ equity and cash flows for the year then ended.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

April 9, 2009

6490 West Desert Inn Road, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501